UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Foxx Development Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42285	99-5119494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

15375 Barranca Parkway C106 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

201-962-5550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FOXX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FOXXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

AMENDMENT AND SUPPLEMENT TO THE PROXY STATEMENT

The following disclosures (the "Supplemental Disclosures”) in this Current Report on Form 8-K supplement, and should be read in conjunction with, the disclosures contained in the Company’s definitive proxy statement (as the same may be amended or supplemented, the "Proxy Statement”), filed with the Securities and Exchange Commission (the "SEC”) on December 1, 2025, in connection with the 2025 Annual Meeting of Stockholders (the "Annual Meeting”) of Foxx Development Holdings, Inc. (the "Company”), which will be held on December 22, 2025. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement, which shall be read in its entirety. All other information in the Proxy Statement remains unchanged.

On December 1, 2025, Broadridge Financial Solutions, Inc., the Company’s proxy agent, commenced mailing the proxy materials for the Annual Meeting, including the proxy card (the “Proxy Cards”) relating to the Annual Meeting. The Proxy Card references a certain virtual meeting site under the domain name "virtualshareholdermeeting.com” set up by the Company for the Annual Meeting.

However, the Company has not and will not set up any virtual meeting site under such domain name for the Annual Meeting. As disclosed in the Proxy Statement, the Annual Meeting will continue to be held at the offices of the Company at 15375 Barranca Parkway C106, Irvine, CA 92618 and virtually via the Internet, for which a stockholder must register in advance at https://forms.cloud.microsoft/r/mwd9tmKBbL. A stockholder may not be able to attend the Annual Meeting virtually if the stockholder does not register in advance via the link.

The voting and tabulations for the Annual Meeting will not be affected by the reference in the Proxy Card to the virtual meeting site.

There is no change to the location, the purpose or any of the proposals to be acted upon at the Annual Meeting.

The Record Date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting remains the close of business on November 28, 2025. Stockholders as of the Record Date who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders who have not yet done so are encouraged to vote as soon as possible.

If you have questions regarding the certification of your position or delivery of your shares of Common Stock, please contact:

Vstock Transfer LLC

18 Lafayette Place
Woodmere, NY 11598
Attn: Action Team

Stockholders who have questions regarding the Annual Meeting or the impact on the votes casted, or would like to request documents, may contact our office at 201-962-5550 or by sending a letter to our Corporate Secretary at the office of the Company at 15375 Barranca Parkway C106, Irvine, CA 92618.

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as "believes,” "expects,” "intends,” "plans,” "estimates,” "assumes,” "may,” "should,” "will,” "seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Adjournment, the date of the Annual Meeting and the extension of the deadline to deliver a redemption request. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On December 1, 2025, the Company filed the Proxy Statement with the SEC in connection with its solicitation of proxies for the Annual Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or contact our office at 201-962-5550 or by sending a letter to our Corporate Secretary at the office of the Company at 15375 Barranca Parkway C106, Irvine, CA 92618.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXX DEVELOPMENT HOLDINGS INC.

Date: December 18, 2025	By:	/s/ Joy Yi Hua
		Name:	Joy Yi Hua
		Title:	CFO

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